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                                                                   Exhibit 10.20




                                 PSI Net Capacity

                                   Right of USE

                                    Agreement

                                                                   Exhibit 10.20

                                   SCHEDULE 1

                              DESCRIPTION OF SYSTEM

A trans-Atlantic cable system which is to operate from London and Paris to New York and will include trans-Atlantic subsea elements and backhaul elements in Europe and the United States as shown in the diagram below:

           Link 1                     Link 2                   Link 3
 PoP----------------------LS========================LS---------------------PoP
  |                       ||                        ||                       |
  |                       ||                        ||                       |
  |                       ||                        ||                       |
  | Link 4         Link 5 ||                        || Link 6         Link 7 |
  |                       ||                        ||                       |
  |                       ||                        ||                       |
  |                       ||                        ||                       |
  |                       ||                        ||                       |
 PoP----------------------LS========================LS---------------------PoP
           Link 8                     Link 9                   Link 10

        US Backhaul                Subsea Element         European Backhaul

PoP         =     Terminal Point
LS          =     Landing Station
========    =     Subsea Element
--------    =     Backhaul Elements

The Subsea Element (Links 2, 5, 6 and 9) will involve the construction of four landing stations ("the Landing Stations"), three submarine cable Links, Long Island North (USA) - UK, UK - France and France - Long Island South (USA) each containing six fiber pairs and a terrestrial link Long Island North (USA) to Long Island South (USA) (Link 5). The Landing Stations are currently expected to be at (i) Cornwall (UK), (ii) St. Brieuc (France), (iii) Makamah Beach on the North shore of Long Island, New York (USA) and (iv) Long Beach on the South shore of Long Island, New York (USA). Each amplified fiber pair will be designed for a minimum capacity of 40 wavelengths with each wavelength running at 10 Gbps. The SLTEs will include linear shared protection of 1 per 20 wavelengths.

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The Backhaul Elements (Links 1, 3, 4, 7, 8 and 10) will connect the Landing
Stations to an optical input/output port on the optical distribution frame ("Terminal Point") in London, Paris, New York City and, at the absolute discretion of FA-1, in New Jersey.

The Backhaul Elements will consist of concatenated single fiber pairs meeting ITU-T G.652 requirements as well as space for repeaters and regenerators at sites chosen by FA-1.

The Initial Stage of the System will consist of the Links 2, 5 and 6 and the Backhaul Elements. The Final Stage will consist of Link 9.

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                                   SCHEDULE 2

                           RIGHTS GRANTED TO PURCHASER

In accordance with the terms of this Agreement FA-1 agrees to provide to Purchaser and Purchaser agrees to accept:

1.    Rights of Use

1.1 an IRU in the capacity derivable from one fibre pair (designed to be no less than 40 wavelengths @ 10 Gbps) on each Link of the Subsea Element equipped with amplifiers, SLTEs (total of 6 SLTEs with transponders) as well as two LTEs with transponders on Link 5 and transponders; the capacity will include linear shared protection of 1 per 20 wavelengths in the SLTEs; and

1.2 the exclusive right to use one dedicated terrestrial fibre pair on each Link of the Backhaul Elements;

           Link 1                     Link 2                   Link 3
 PoP----------------------LS========================LS---------------------PoP
  |                       ||                        ||                       |
  |                       ||                        ||                       |
  |                       ||                        ||                       |
  | Link 4         Link 5 ||                        || Link 6         Link 7 |
  |                       ||                        ||                       |
  |                       ||                        ||                       |
  |                       ||                        ||                       |
  |                       ||                        ||                       |
 PoP----------------------LS========================LS---------------------PoP
           Link 8                     Link 9                   Link 10

        US Backhaul                Subsea Element         European Backhaul

PoP = Terminal Point
========== Capacity
---------- Terrestrial Fibre Pair

The Terrestrial Fibre Pair does not include electronic equipment. The Capacity will not include cross connecting equipment at the Landing Stations. Purchaser has the right and will be responsible for installing such equipment.

Purchaser may choose at its option to purchase its rights in Link 5 as part of the Terrestrial Fibre Pair rather than as part of the Capacity. Purchaser shall make such election within 90 days of the date hereof.

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If Purchaser does elect to purchase Link 5 as part of the Terrestrial Fibre Pair references in this Agreement to the "Backhaul Element(s)" and the "Terrestrial Fibre Pair" shall both be read so as to include "Link 5" and references to the "Subsea Element" and to the "Capacity" shall both be read so as to exclude "Link 5".

1.3   The Capacity (Subsea Element)

Purchaser's interfaces for each Link shall be by way of an optical distribution frame at each Landing Station to the SLTE at the optical level conforming to the ITU-T S.64 standard.

1.4 The Terrestrial Fibre Pair

On each of Links 1, 3, 4, 7, 8 and 10, FA-1 shall provide the Terrestrial Fibre Pair without the electronic and/or optronic equipment necessary for Purchaser's transmission of data on these Links, including any equipment used to derive channels from the Terrestrial Fiber Pair.

Purchaser's interface for each Link shall be at the nominated FA-1 optical distribution frame at each Facility as defined below. The connector type shall be E2000.

The fiber shall at a minimum be of the standard single mode SMF type according to ITU-T G.652 specification.

All splices shall be protected in sealed splice enclosures.

2.    Facilities Housing

FA-1 or its affiliates will provide, at no additional charge to Purchaser, the facilities for use in conjunction with the Terrestrial Fibre Pair/Capacity as set out below (each a "Facility"). The terms and conditions relating to the occupation of the Facilities by Purchaser will be determined in the co-location agreement to be negotiated in good faith based on the principles set out in
Schedule 4.

2.1   Amplifier/Regenerator locations

FA-1 or its affiliates shall provide Purchaser space at each of the transmission sites to house amplifiers and/or regenerating equipment. FA-1 will advise Purchaser of the design of the System, span loss and allowable maintenance degradation for the Terrestrial Fiber Pair and Purchaser must choose equipment which is compatible with FA-1's design of the System and the applicable ITU and national standards otherwise Purchaser will be responsible for the costs of any additional break-out points and repeater/regenerator sites it requires as a result thereof. Such break-outs must be technically feasible and commercially maintainable and shall be subject to FA-1, through the exercise of reasonable efforts, being able to secure for Purchaser the necessary rights for such break-outs.

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2.2   Terminal Points/Landing Station Locations

FA-1 or its affiliates shall provide Purchaser with the following space at the Terminal Points and at the Landing Stations:

                          Facility             Gross Floor Space (m^2)
                  London Terminal Point                 200
                  Paris Terminal Point                  135
                  New York (New Jersey)
                  Terminal Points                     165 each
                  Landing Stations                    135 each

FA-1 will fit out the above Facilities to standards typical in the industry such that they are suitable for equipment installation (including power feeds, air conditioning etc.) on a schedule consistent with Purchaser's requirements as reasonably notified by Purchaser to FA-1. Purchaser's space will be ring-fenced.

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                                   SCHEDULE 3

                         Purchase Price Payment Schedule

                     Date                                            Amount US$
                     ----                                            ----------

                     Paid                                            14 million




Confidential Treatment has been requested with respect to the portions of this agreement marked with three asterisks (***) and the redacted material has been filed separately with the Securities and Exchange Commission

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(2) If FA-1 fails to provide any of the items referred to in clause 1.3.2 or
5.3 by ***, Purchaser may ***, then FA-1 will ***.

                                                                   Page 24 of 26
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                                   SCHEDULE 4

                      Provisions for Co-location Agreement

The Parties agree to negotiate in good faith and conclude within 90 days from the date of this Agreement a Co-location Agreement for Purchaser to install equipment at each Facility in order to connect to the Terrestrial Fibre Pair and the Capacity which shall be based on the following principles:

(i) Purchaser shall be granted a license to place its equipment in racks at each relevant Facility.

(ii) Purchaser will be entitled to install, maintain, and operate equipment (belonging to itself or its contractors or customers) at each relevant Facility and will be entitled to connect the equipment to its own or other telecommunications networks. Subject to availability, if Purchaser should require more than its allotted racks in any Facility the incremental cost shall be borne by Purchaser.

(iii) Access to the Facilities will be available to Purchaser's authorised personnel on a 24*365 basis subject to compliance with safety, security and access rules.

(iv) Commercial terms for services (such as installation, first line maintenance, shifts and changes) and utilities (such as heating, lighting) to be provided by FA-1 or its affiliate at each Facility are to be negotiated.

(v) Purchaser may allow its customers to use the space allocated to Purchaser provided that such customers agree to comply with all obligations imposed on Purchaser in relation to such space.

(vi) When the System is decommissioned Purchaser shall be responsible at its own cost to remove its equipment from the co-location sites and shall reimburse FA-1 or its affiliate for any damage caused by such removal (fair wear and tear excepted).

(vii) Purchaser's laser power must not exceed safety requirements and Purchaser's equipment must meet applicable radiation, flammable and other safety requirements.

(viii) Purchaser shall have free access to primary and redundant BITS clocks installed by FA-1, at its discretion, at relevant Facilities. Troubleshooting/maintenance of the BITS clocks will fall within FA-1's responsibility for the operation and maintenance of the System, provided that FA-1 shall have no responsibility for responsibility for synchronisation problems Purchaser may encounter.


                                                                   Page 25 of 26
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                                   SCHEDULE 5

                                  O&M PAYMENTS

Purchaser shall pay *** of the operation and maintenance costs of the System *** commencing from *** until the ***. The operation and maintenance costs of the System shall include, without limitation:

***

By the Initial RFS Date FA-1 shall provide to Purchaser a budgetary estimate of the costs from such date until the end of the then calendar year. Thereafter FA-1 shall provide such budgetary estimate by 31 October of each year. Within three months after the end of each year FA-1 shall provide to Purchaser the actual costs for such year and any adjustments necessary will be effected by a debit or credit, as appropriate, for the then current year. If the System is decommissioned part of the way through a year, then FA-1 shall reimburse to Purchaser the costs prepaid by Purchaser, but which were not actually incurred by FA-1 for that year, ***.

***


***


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                        EVENT                                              %

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